UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

AMERICAN INTERNATIONAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30368	22-3489463
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

15122 Tealrise Way, Lithia, Florida	33547
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 260-2866

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry of a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 4, 2014, the Company completed the sale of certain mining claims  to Gold Mining USA, Inc. (OTC -PINK: GMUI)  (“GMU”) in exchange for 5 million shares of common stock of GM and the Company reserves a 3% net smelter return. The claims consist of four unpatented claims located in Douglas County, Nevada and are part of eight claims held by the Company known as the Gypsy Gold Mine.

In addition, the parties further agreed that GMU could purchase remaining four unpatented claims (part of the Gypsy Gold Mine) in exchange for GMU purchasing a convertible debenture in the amount of $1,000,000 from the Company within six months from the closing of the original transaction. The debenture is convertible into common stock of the Company at $0.15 per share, and bears interest at 16% per annum. The remaining claims, if sold, also are subject to a three percent net smelter return.

The Gypsy Gold Mine Purchase Contract is attached hereto as Exhibit 10.1, and the above description is qualified in its entirety by reference to the attached agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.6	Gypsy Gold Mine Purchase Contract dated January 20, 2014 by and between the Company and Gold Mining USA, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL VENTURES, INC.

By:	/s/ Jack Wagenti
Name: Jack Wagenti
Title: Chairman
Date: February 5, 2014

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